EXHIBIT 99.1

March 1, 2021 – FOR IMMEDIATE RELEASE

Morgan Stanley Closes Acquisition of Eaton Vance

NEW YORK & BOSTON – Morgan Stanley (NYSE: MS) announced today that it has completed the previously announced acquisition of Eaton Vance Corp. in a stock and cash transaction. Eaton Vance common stockholders were offered 0.5833 Morgan Stanley common shares and $28.25 per share in cash for each Eaton Vance common share, and had the opportunity to elect to receive the merger consideration all in cash or all in stock, subject to proration and adjustment. As provided under the merger agreement, Eaton Vance shareholders also received a special dividend of $4.25 per share, which was paid on December 18, 2020 to shareholders of record on December 4, 2020.

“This acquisition further advances our strategic transformation by continuing to add more fee-based revenues to complement our world-class, integrated investment bank. With the addition of Eaton Vance, Morgan Stanley will oversee $5.4 trillion of client assets across its Wealth Management and Investment Management segments. The Morgan Stanley Investment Management and Eaton Vance businesses are delivering strong growth and their complementary investment and distribution capabilities will deliver significant incremental value to our investment management clients,” said James P. Gorman, Chairman and Chief Executive Officer of Morgan Stanley.

Thomas E. Faust, Jr., Chairman and Chief Executive Officer of Eaton Vance, will become Chairman of Morgan Stanley Investment Management and will join the Morgan Stanley Management Committee.

“We are excited to welcome Eaton Vance. Our combined organization is exceptionally well positioned to deliver differentiated value to our clients and growth opportunities for our employees,” said Dan Simkowitz, Head of Morgan Stanley Investment Management.

”My Eaton Vance colleagues and I are pleased to join Morgan Stanley to begin the work of building the world’s premier asset management organization,” said Mr. Faust. “On a combined basis, Morgan Stanley Investment Management and Eaton Vance have unrivaled investment capabilities, distribution reach and client relationships around the globe.”

About Morgan Stanley

Morgan Stanley is a leading global financial services firm providing a wide range of investment banking, securities, wealth management and investment management services. With offices in more than 41 countries, Morgan Stanley's employees serve clients worldwide, including corporations, governments, institutions and individuals. For further information about Morgan Stanley, please visit www.morganstanley.com.

Forward-Looking Statements

This press release may contain forward-looking statements, including the attainment of certain financial and other targets, objectives and goals. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s current estimates, projections, expectations, assumptions, interpretations or beliefs and which are subject to risks and uncertainties that may cause actual results to differ materially. Morgan Stanley does not undertake any obligation to update any forward-looking statements. For a discussion of risks and uncertainties that may affect the future results of Morgan Stanley, please see “Forward-Looking Statements” immediately preceding Part I, Item 1, “Competition” and “Supervision and Regulation” in Part I, Item 1, “Risk Factors” in Part I, Item 1A, “Legal Proceedings” in Part I, Item 3, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 and “Quantitative and Qualitative Disclosures about Market Risk” in Part II, Item 7A in Morgan Stanley’s Annual Report on Form 10-K for the year ended December 31, 2020 and other items throughout the Form 10-K, Morgan Stanley’s Quarterly Reports on Form 10-Q and Morgan Stanley’s Current Reports on Form 8-K, as well as the additional risk factors under “Risk Factors” in the Registration Statement on Form S-4 filed with the SEC on December 4, 2020, as amended.

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